Exhibit 99.1

Fulgent Genetics Reports Third Quarter 2018 Financial Results

Third Quarter 2018 Results:

•	Revenue totals $5.6 million, growing 25% year over year and 4% sequentially
•	Billable tests delivered total 5,569, growing 37% year over year
•	GAAP gross margin improves 70 basis points sequentially
•	Non-GAAP gross margin remains flat sequentially
•	GAAP loss of $595,000, or $0.03 per share
•	Non-GAAP loss of $40,000, or $0.00 per share
•	Adjusted EBITDA of $281,000

TEMPLE CITY, CA, November 6, 2018 —Fulgent Genetics (NASDAQ: FLGT) (“Fulgent Genetics” or the “company”) today announced financial results for its third quarter ended September 30, 2018.

Third quarter revenue was $5.6 million, an increase of 4% sequentially from $5.4 million in the second quarter of 2018 and an increase of 25% year over year from $4.5 million in the third quarter of 2017. GAAP loss for the third quarter of 2018 was $595,000, or $0.03 per share, and non-GAAP loss was $40,000, or $0.00 per share. Adjusted EBITDA was $281,000 in the third quarter of 2018.

Non-GAAP loss and adjusted EBITDA are described below under “Note Regarding Non-GAAP Financial Measures” and are reconciled to the most directly comparable GAAP financial measure, GAAP income (loss), in the accompanying tables.

Ming Hsieh, Chairman and Chief Executive Officer, said, “We had a solid third quarter and are pleased with the progress we are seeing in our business. We saw strong momentum in our international business as revenue from outside the US, in Europe and Australia specifically, continues to increase. We are also seeing traction with our sequencing as a service agreements and are involved in a number of projects for biopharma and research organizations, which are driving incremental revenues. The investments we’ve made in our business in the last year are continuing to pay off, as we are driving growth and improving efficiencies. I am pleased with the momentum we are seeing and look forward to finishing the year on a strong note.”

Paul Kim, Chief Financial Officer, said, “I am encouraged by the growth we are seeing across the business, and believe we are well positioned to continue driving momentum. We have also continued to improve leverage as we scale, as losses continue to narrow and we are tracking closer to sustainable profitability.  We are executing well across our business and hope to build on this momentum in the quarters ahead.”

Mr. Kim added, “We will provide an update on our guidance regarding certain financial measures during our investment community conference call to shortly follow the issuance of this press release.”

Conference Call Information

Fulgent Genetics will host a conference call for the investment community today at 4:30 PM ET (1:30 PM PT) to discuss its third quarter results. Press and industry analysts are invited to attend in listen-only mode.

The call can be accessed through a live audio webcast in the Investor Relations section of the company’s website, www.fulgentgenetics.com, and through a live conference call by dialing (855) 321-9535 using the conference ID 4694975. An audio replay will be available in the Investors section of the company’s website or by calling (855) 859-2056 using passcode 4694975 through November 13, 2018.

Note Regarding Non-GAAP Financial Measures

Certain of the information set forth in this press release, including non-GAAP income (loss) and adjusted EBITDA, are non-GAAP financial measures. Fulgent Genetics believes this information is useful to investors because it provides a basis for measuring the performance of Fulgent’s business excluding certain income or expense items that management believes are not directly attributable to the company’s core operating results. Fulgent Genetics defines non-GAAP income (loss) as income (loss) calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”), plus or minus provisions (benefits) for income taxes, plus equity-based compensation expenses, plus or minus equity income (loss) in investee, plus or minus the effect of a corporate tax rate, and plus or minus other charges or gains, as identified, that management believes are not representative of the company’s core operations. Fulgent Genetics defines adjusted EBITDA as GAAP income (loss) plus or minus interest expense (income), plus or minus provisions (benefits) for income taxes, plus depreciation, plus equity-based compensation expenses, plus or minus equity income (loss) in investee, and plus or minus other charges or gains, as identified, that management believes are not representative of the company’s core operations.

Fulgent Genetics may continue to incur expenses similar to the items added to or subtracted from GAAP income (loss) to calculate non-GAAP income (loss) and adjusted EBITDA; accordingly, the exclusion of these items in the presentation of these non-GAAP financial measures should not be construed as an inference that these items are unusual, infrequent or non-recurring. Management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measure of income (loss) in evaluating the company's operating performance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in conformity with GAAP, and non-GAAP financial measures as reported by Fulgent Genetics may not be comparable to similarly titled metrics reported by other companies.

About Fulgent Genetics

Fulgent Genetics is a technology company with a focus on offering comprehensive genetic testing to provide physicians with clinically actionable diagnostic information they can use to improve the quality of patient care. The company has developed a proprietary technology platform that allows it to offer a broad and flexible test menu and continually expand and improve its proprietary genetic reference library, while maintaining accessible pricing, high accuracy and competitive turnaround times. The company believes its test menu, which currently offers more genes for testing than its competitors in today’s market, enables it to provide expansive options for test customization and clinically actionable results.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements in this press release include statements about, among other things: anticipated growth of and increased stability in the company’s business and performance, including its volume of billable tests delivered, margin improvements relating to costs per test and increased efficiencies; the success of the company’s investments in its business, including its technology platform, operational capabilities and sales organization, as well as the timing and extent of the impact of these investments, if any, on the company’s performance; the timing, commercial success and impact on the company’s results of new product launches and other initiatives, including its sequencing as a service contracts; and the company’s ability to capitalize on opportunities to grow its business.

Forward-looking statements are statements other than historical facts and relate to future events or circumstances or the company’s future performance, and they are based on management’s current assumptions, expectations and beliefs concerning future developments and their potential effect on the company’s business. These forward-looking statements are subject to a number of risks and uncertainties, which may cause the forward-looking events and circumstances described in this press release to not occur, and actual results to differ materially and adversely from those described in or implied by the forward-looking statements. These risks and uncertainties include, among others: the market potential for, and the rate and degree of market adoption of, the company’s tests and genetic testing generally; the company’s ability to capture a sizable share of the developing market for genetic testing and compete successfully in this market, including its ability to continue to develop new tests that are attractive to its various customer markets and otherwise keep pace with rapidly changing technology; the company’s ability to maintain the low internal costs of its business model, particularly as the company makes investments across its business; the company’s ability to maintain an acceptable margin on sales of its tests, particularly in light of increasing competitive pressures and other factors that may continue to reduce the company’s sale prices for and margins on its tests; risks related to volatility in the company’s results, which can fluctuate significantly from period to period; risks associated with the composition of the company’s customer base, which can fluctuate from period to period and can be comprised of a small number of customers that account for a significant portion of the company’s revenue; the company’s ability to grow and diversify its customer base and increase demand from existing and new customers; the company’s investments in its infrastructure, including its sales organization and operational capabilities, and the extent to which these investments impact the company’s business and performance and enable it to manage any growth it may experience in future periods; the company’s level of success in obtaining coverage and adequate reimbursement and collectability levels from third-party payors for its tests; the company’s level of success in establishing and obtaining the intended benefits from partnerships, joint ventures or other relationships; the company’s compliance with the various evolving and complex laws and regulations applicable to its business and its industry; risks associated with the company’s international operations; the company’s ability to protect its proprietary technology platform; and general industry, economic, political and market conditions. As a result of these risks and uncertainties, forward-looking statements should not be relied on or viewed as predictions of future events.

The forward-looking statements made in this press release speak only as of the date of this press release, and the company assumes no obligation to update publicly any such forward-looking statements to reflect actual results or to changes in expectations, except as otherwise required by law.

The company’s reports filed with the Securities and Exchange Commission, including its quarterly report on Form 10-Q for the three months ended September 30, 2018 and the other reports it files from time to time, including subsequently filed quarterly and current reports, are made available on the company’s website upon their filing with the Securities and Exchange Commission. These reports contain more information about the company, its business and the risks affecting its business, as well as its results of operations for the periods covered by the financial results included in this press release.

Investor Relations Contacts:

The Blueshirt Group

Nicole Borsje, 415-217-2633, nborsje@blueshirtgroup.com

FULGENT GENETICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET DATA
September 30, 2018 and December 31, 2017
(in thousands)

	September 30, 2018	December 31,
ASSETS:	(unaudited)	2017
Cash and cash equivalents	$8,489	$6,490
Investments in marketable securities	28,364	34,877
Accounts receivable, net	6,077	4,005
Property and equipment, net	6,853	7,272
Other assets	5,063	4,540
Total assets	$54,846	$57,184

LIABILITIES & EQUITY:
Accounts payable and accrued liabilities	$2,266	$3,006
Total stockholders’ equity	52,580	54,178
Total liabilities & equity	$54,846	$57,184

FULGENT GENETICS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DATA
Three and Nine Months Ended September 30, 2018 and 2017
(in thousands, except per share data)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenue	$5,625	$4,503	$15,678	$14,449
Cost of revenue (1)	2,612	2,268	7,928	6,006
Gross profit	3,013	2,235	7,750	8,443

Operating expenses:
Research and development (1)	1,438	1,128	4,108	2,899
Selling and marketing (1)	1,115	1,383	3,524	3,125
General and administrative (1)	1,306	1,205	4,159	3,831
Total operating expenses	3,859	3,716	11,791	9,855
Operating loss	(846)	(1,481)	(4,041)	(1,412)
Interest income and other income	143	145	336	384
Loss before income taxes and equity loss in investee	(703)	(1,336)	(3,705)	(1,028)
Benefit from income taxes	(318)	(415)	(852)	(419)
Loss before equity loss in investee	(385)	(921)	(2,853)	(609)
Equity loss in investee	(210)	(172)	(701)	(277)
Net loss	$(595)	$(1,093)	$(3,554)	$(886)
Net loss per common share:
Basic	$(0.03)	$(0.06)	$(0.20)	$(0.05)
Diluted	$(0.03)	$(0.06)	$(0.20)	$(0.05)
Weighted average common shares:
Basic	18,012	17,752	17,931	17,713
Diluted	18,012	17,752	17,931	17,713

(1) Equity-based compensation expense was allocated as follows:
Cost of revenue	$121	$133	$396	$341
Research and development	214	194	517	602
Selling and marketing	115	93	336	213
General and administrative	138	129	457	382
Total equity-based compensation expense	$588	$549	$1,706	$1,538

FULGENT GENETICS, INC.
Non-GAAP Income (Loss) Reconciliation
Three and Nine Months Ended September 30, 2018 and 2017
(in thousands, except per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2018	2017	2018	2017
Net loss	$(595)	$(1,093)	$(3,554)	$(886)
Benefit from income taxes	(318)	(415)	(852)	(419)
Equity-based compensation expense	588	549	1,706	1,538
Non-GAAP tax effect (1)	75	336	621	(82)
Equity loss in investee	210	172	701	277
Non-GAAP income (loss)	$(40)	$(451)	$(1,378)	$428
Net loss per common share:
Basic	$(0.03)	$(0.06)	$(0.20)	$(0.05)
Diluted	$(0.03)	$(0.06)	$(0.20)	$(0.05)
Non-GAAP income (loss) per common share:
Basic	$(0.00)	$(0.03)	$(0.08)	$0.02
Diluted	$(0.00)	$(0.03)	$(0.08)	$0.02

Weighted average common shares:
Basic	18,012	17,752	17,931	$17,713
Diluted	18,012	17,752	17,931	$17,713

(1) Tax rates as follows:
Corporate tax rate of 23% for the three and nine months ended September 30, 2018. Corporate tax rate of 35% for the three and nine months ended September 30, 2017.

FULGENT GENETICS, INC.
Non-GAAP Adjusted EBITDA Reconciliation
Three and Nine Months Ended September 30, 2018 and 2017
(in thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2018	2017	2018	2017
Net loss	$(595)	$(1,093)	$(3,554)	$(886)
Interest income	(151)	(109)	(410)	(342)
Benefit from income taxes	(318)	(415)	(852)	(419)
Equity-based compensation expense	588	549	1,706	1,538
Depreciation	547	438	1,625	1,255
Equity loss in investee	210	172	701	277
Adjusted EBITDA	$281	$(458)	$(784)	$1,423